Exhibit 10.1

AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES

This Amendment (this “Amendment”), dated as of August 5, 2026 (the “Effective Date”), to (a) that certain Senior Secured Convertible Note issued to the holder set forth on the signature page hereto (the “Holder”) on April 10, 2026 in the original principal amount of $3,333,333 (the “April Note”), and (b) that certain Senior Secured Convertible Note issued to the Holder on June 5, 2026 in the original principal amount of $555,556 (the “June Note” and, together with the April Note, the “Notes”), is entered into by and between Zhibao Technology Inc., a Cayman Islands exempted company (the “Company”), and the Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the April Note.

WHEREAS, any provision of each of the Notes may be amended by a written instrument executed by the Company and the Holder, which amendment shall be binding on all successors and assigns.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1. Amendments to the Notes. Section 31(t) of each of the Notes shall be deleted in its entirety and replaced with:

“(t) “Floor Price” means $0.22, subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions.”

2. Effect. Upon the Effective Date, each reference in each of the Notes to “this Note”, “hereunder”, “hereof” or words of like import referring to such agreement, and each reference in the other Transaction Documents to “the Note”, “thereof” or words of like import referring to such agreement, shall mean and be a reference to the Notes as modified and amended by this Amendment. Except as expressly modified or waived herein, the terms of each of the Notes shall remain in full force and effect and are hereby in all respects ratified and confirmed by the Company

3. Governing Law. The provisions of Section 27 of each of the Notes are incorporated herein by reference mutatis mutandis.

4. Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

[Remainder of page intentionally blank; signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date set forth above.

COMPANY:

ZHIBAO TECHNOLOGY INC.

By:	/s/ Botao Ma
Name:	Botao Ma
Title:	Chief Executive Officer

HOLDER:

3i, LP

By: 3i Management LLC, its General Partner

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager

Signature Page to

Amendment to Senior Secured Convertible Notes